AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 2002
                                                              FILE NO. 811-6277
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                   FORM N-1A


                             REGISTRATION STATEMENT

                                     UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 13

                        U.S. TREASURY RESERVES PORTFOLIO
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                   125 BROAD STREET, NEW YORK, NEW YORK 10004
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 800-451-2010

                               ROBERT I. FRENKEL
             300 FIRST STAMFORD PLACE, STAMFORD, CONNECTICUT 06902
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 WITH A COPY TO
                             ROGER P. JOSEPH, ESQ.
                             BINGHAM MCCUTCHEN LLP
                               150 FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110

===============================================================================

                                EXPLANATORY NOTE



     U.S. Treasury Reserves Portfolio has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended, since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

                                     PART A



Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.



Item 4. Investment Objectives, Principal Investment Strategies, and
Related Risks.


PORTFOLIO GOAL

The goal of U.S. Treasury Reserves Portfolio is to provide its investors with liquidity and as high a level of current income from U.S. government obligations as is consistent with the preservation of capital. The Portfolio's goal may be changed without the approval of its investors, but not without written notice thereof to the Portfolio's investors at least 30 days prior to implementing the change. Of course, there is no assurance that the Portfolio will achieve its goal.

MAIN INVESTMENT STRATEGIES

Under normal market conditions, the Portfolio invests all of its assets in:

o   U.S. Treasury bills, notes and bonds;

o   Treasury receipts; and

o securities issued by U.S. government agencies and instrumentalities that are backed by the full faith and credit of the U.S. Treasury.


Although the Portfolio is permitted to maintain a weighted average maturity of up to 90 days, under normal circumstances the Portfolio will maintain a shorter maturity. The Portfolio may not generate as high a yield as other mutual funds with longer weighted average maturities.


The Portfolio's principal investment strategies are the strategies that, in the opinion of the Portfolio's manager are most likely to be important in trying to achieve the Portfolio's investment goal. Of course, there can be no assurance that the Portfolio will achieve its goal. Please note that the Portfolio may also use strategies and invest in securities that are not described below but that are described in the Part B to this Registration Statement. The Portfolio may not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement.


The Portfolio complies with industry regulations that apply to money market funds. These regulations require that the Portfolio's investments mature or be deemed to mature within 397 days from the date purchased and that the average maturity of the Portfolio's investments (on a dollar-weighted basis) be 90 days or less. In addition, the regulations require that all of the Portfolio's investments be in U.S. dollar-denominated high quality securities which have been determined by the manager to present minimal credit risks. To be high quality, a security (or its issuer) must be rated in one of the two highest short-term rating categories by nationally recognized rating agencies, such as Moody's or Standard & Poor's, or, if unrated, in the manager's opinion, be of comparable quality. Investors should note that within these two rating categories there may be sub-categories or gradations indicating relative quality. If the credit quality of a security deteriorates after the Portfolio buys it, the manager will decide whether the security should be held or sold.

Money market instruments in which the Portfolio may invest include instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features, and may take the form of participation interests or receipts in an underlying security, in some cases backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed rate on an underlying security, or may represent the right to receive only the interest or principal component on the underlying security. These instruments may be considered to be derivatives.


WHAT ARE MONEY MARKET INSTRUMENTS?


A money market instrument is a short-term IOU issued by banks or other corporations, or the U.S. or a foreign government or state or local governments. Money market instruments typically have maturity dates of 13 months or less. Money market instruments may include certificates of deposit, bankers' acceptances, variable rate demand notes (where the interest rate is reset periodically and the holder may demand payment from the issuer at any time), fixed-term obligations, commercial paper (short term unsecured debt of corporations), and asset-backed securities (which are backed by pools of accounts receivable such as car installment loans or credit card receivables).


The Portfolio invests in U.S. Treasury bills, bonds, notes and receipts. Treasury receipts are interest coupons on other U.S. Treasury obligations. The Portfolio may also invest in short-term obligations of U.S. government agencies and instrumentalities, but only if the obligations are backed by the full faith and credit of the United States. The Portfolio's investment goal and policies may be changed without a vote of investors. ALTHOUGH THE PORTFOLIO INVESTS IN U.S. GOVERNMENT OBLIGATIONS, AN INVESTMENT IN THE PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT.

MANAGEMENT STYLE. Managers of mutual funds use different styles when selecting securities to purchase. The manager uses a "top-down" approach when selecting securities for the Portfolio. When using a "top-down" approach, the manager looks first at broad economic factors and market conditions, such as prevailing and anticipated interest rates. On the basis of those factors and conditions, the manager selects optimal interest rates and maturities and chooses certain sectors or industries within the overall market. The manager then looks at individual companies within those sectors or industries to select securities for the investment portfolio.

Since the Portfolio maintains a weighted average maturity of no more than 90 days, many of its investments are held until maturity. The manager may sell a security before maturity when it is necessary to do so to meet redemption requests. The manager may also sell a security if the manager believes the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio's investment portfolio (for example, to reflect changes in the manager's expectations concerning interest rates), or when the manager believes there is superior value in other market sectors or industries.

MAIN RISKS


Investing in a mutual fund involves risk. It is possible to lose money by investing in the Portfolio. Please remember that an investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The principal risks of investing in the Portfolio are described below. Please note that there are many other factors that could adversely affect your investment, and that could prevent the Portfolio from achieving its goal; these other factors are not described here. More information about risks appears in Part B to this Registration Statement. Before investing, you should carefully consider the risks that you will assume.


YIELD FLUCTUATION. The Portfolio invests in short term money market instruments. As a result, the amount of income paid to you by the Portfolio will go up or down depending on day-to-day variations in short term interest rates. Investing in high quality, short term instruments may result in a lower yield (the income on your investment) than investing in lower quality or longer-term instruments. When interest rates are very low, as they have been recently, the Portfolio's expenses could absorb all or a significant portion of the Portfolio's income.

INTEREST RATE AND MARKET RISK. A major change in interest rates or a significant decline in the market value of a Portfolio investment, or other market event could cause the value of your investment in the Portfolio, or its yield, to decline.



Item 6.  Management, Organization and Capital Structure.

MANAGER


The Portfolio's investment manager is Citi Fund Management Inc. ("Citi Fund Management" or the "Manager"), 100 First Stamford Place, Stamford, Connecticut 06902. The Manager selects the Portfolio's investments, oversees its operations, and provides administrative services to the Portfolio. The Manager is an affiliate of Citigroup, Inc. ("Citigroup"). Citigroup businesses produce a broad range of financial services - asset management, banking and consumer finance, credit and charge cards, insurance investments, investment banking and trading - and use diverse channels to make them available to consumer and corporate customers around the world. A team of individuals employed by the Manager manages the day-to-day operations of the Portfolio.

Citi Fund Management was established in 2001 to take over the mutual fund-related investment advisory operations of Citibank, N.A. ("Citibank") and together with Citibank affiliates in New York, London, Frankfurt, Tokyo, and Hong Kong provides a broad range of fixed income and equity investment services to individuals and institutional clients throughout the world.


Citigroup affiliates, including their directors, officers or employees, may have banking and investment banking relationships with the issuers of securities that are held in the Portfolio. They may also own the securities of these issuers. However, in making investment decisions for the Portfolio, the Manager does not obtain or use material inside information acquired by any division, department or affiliate of Citigroup in the course of those relationships. Citigroup affiliates may have loans outstanding that are repaid with proceeds of securities purchased by the Portfolio.


MANAGEMENT FEES

For the fiscal year ended August 31, 2002, the fees paid by the Portfolio to Citi Fund Management, after waivers, were 0.07% of the Portfolio's average daily net assets for that fiscal year.


CAPITAL STOCK

Investments in the Portfolio have no preference, pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio holds special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in the Portfolio. Investments in the Portfolio may be transferred with prior written consent of the Trustees, and an investor may withdraw all or any portion of its investment at any time at net asset value. The Trustees may cause an investor's interests to be redeemed under certain circumstances.



Item 7.  Investor Information.

HOW NET INCOME IS CALCULATED

The Portfolio calculates its net income at 2:00 p.m., Eastern time, every day the New York Stock Exchange ("NYSE") is open for trading. All the Portfolio's net income so determined is allocated pro rata among the investors in the Portfolio at the time of such determination. On days when the financial markets in which the Portfolio invests close early, net income may be calculated as of the earlier close of those markets. The Portfolio's securities are valued at amortized cost, which is approximately equal to market value.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIO

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined once during each business day (a day when the NYSE is open for trading) as of 2:00 p.m., Eastern time. Securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the Investment Company Act of 1940, as amended (the "1940 Act"). This valuation method will continue to be used until such time as the Trustees of the Portfolio determine that it does not constitute fair value for such purposes.

There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in the Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event within seven days.

Subject to compliance with applicable regulations, the Portfolio may pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities into cash.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


TAX MATTERS

The Portfolio expects to be treated as a partnership for federal income tax purposes. As a result, the Portfolio does not expect to pay any federal income or excise taxes, and, generally, investors in the Portfolio should not have to pay federal taxes when they invest in or receive distributions or make withdrawals from the Portfolio. However, each investor, in determining its own federal income and excise tax liabilities, if any, will have to include the investor's share from time to time of the Portfolio's ordinary income, expenses, capital gains or losses, credits and other items, whether or not distributed.

The Portfolio also expects that investors which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the requirements applicable to such companies.

The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in the Portfolio, as well as any state, local or foreign tax consequences to them of investing in the Portfolio.


Item 8.  Distribution Arrangements.

The exclusive placement agent for the Portfolio is Salomon Smith Barney Inc. Salomon Smith Barney Inc. receives no compensation for serving as the Portfolio's exclusive placement agent.

                                    PART B



Item 10.  Cover Page and Table of Contents.


         This Part B sets forth information with respect to U.S. Treasury Reserves Portfolio (the "Portfolio"), an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for the Portfolio is December 30, 2002.




Table of Contents                                                    Page


Portfolio History                                                    B-2
Description of the Portfolio and Its Investments and Risks           B-2
Management of the Portfolio                                          B-5
Control Persons and Principal Holders of Securities                  B-14
Investment Advisory and Other Services                               B-14
Brokerage Allocation and Other Practices                             B-16
Capital Stock and Other Securities                                   B-16
Purchase, Redemption and Pricing of Securities                       B-17
Taxation of the Portfolio                                            B-18
Underwriters                                                         B-20
Calculations of Performance Data                                     B-20
Financial Statements                                                 B-20

Item 11.  Portfolio History.

         The Portfolio was organized as a trust under the laws of the State of New York on January 31, 1991.


Item 12.  Description of the Portfolio and Its Investments and Risks.

         The investment objective of the Portfolio is to provide its investors with liquidity and as high a level of current income from U.S. government obligations as is consistent with the preservation of capital. There can, of course, be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without the approval of the investors in the Portfolio. The Portfolio would, however, give written notice to its investors at least 30 days prior to implementing any change in its investment objective.


         The Portfolio seeks its investment objective by investing in obligations of, or guaranteed by, the U.S. government, including issues of the U.S. Treasury, such as bills, certificates of indebtedness, notes, bonds and Treasury Receipts, which are unmatured interest coupons of U.S. Treasury bonds and notes which have been separated and resold in a custodial receipt program administered by the U.S. Treasury, and in issues of agencies and instrumentalities established under the authority of an Act of Congress which are supported by the full faith and credit of the U.S. Treasury. The Portfolio will not enter into repurchase agreements except in unusual circumstances when, in the judgment of Citi Fund Management Inc., the Portfolio's investment manager ("Citi Fund Management" or the "Manager"), direct U.S. Treasury obligations are not available. All investments by the Portfolio are in "first tier" securities (i.e., securities rated in the highest rating category for short-term obligations by at least two nationally recognized statistical rating organizations (each, an "NRSRO") assigning a rating to the security or issuer or, if only one NRSRO assigns a rating, that NRSRO or, in the case of an investment which is not rated, of comparable quality as determined by the Manager under procedures approved by the Board of Trustees) and are determined by the Manager under procedures approved by the Board of Trustees to present minimal credit risks. Investments in high quality, short term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. The Portfolio may hold uninvested cash reserves pending investment.


         If the Portfolio were to change its investment policies so that more than 20% of its assets, under normal market conditions, could be invested in securities other than those issued or backed by the U.S. Treasury, the Portfolio would give written notice to its investors at least 60 days prior to implementing the change.


STRUCTURED INSTRUMENTS

         The Portfolio may invest in structured instruments. Structured instruments are money market instruments that have been structured to meet the regulatory requirements for investment by money market funds, typically by a bank, broker-dealer or other financial institution. They generally consist of a trust or partnership through which a fund holds an interest in one or more underlying bonds or other debt obligations coupled with a conditional right to sell ("put") the fund's interest in the underlying bonds at par plus accrued interest to a financial institution (a "Liquidity Provider"). With respect to tax-exempt instruments, the instrument is typically structured as a trust or partnership which provides for pass-through tax-exempt income. Structured instruments in which the Portfolio may invest include: (1) "Tender Option Bonds", which are instruments which grant the holder thereof the right to put an underlying bond at par plus accrued interest at specified intervals to a Liquidity Provider; (2) "Swap Products", in which the trust or partnership swaps the payments due on an underlying bond with a swap counterparty who agrees to pay a floating money market interest rate; and (3) "Partnerships", which allocate to the partners income, expenses, capital gains and losses in accordance with a governing partnership agreement. Structured instruments may be considered to be derivatives. Derivatives raise certain tax, legal, regulatory and accounting issues which may not be presented by direct investments in debt obligations.


LENDING OF SECURITIES


         Consistent with applicable regulatory requirements and in order to generate income, the Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange ("NYSE") (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and, with respect to cash collateral, would receive compensation based on investment of the collateral (subject to a rebate payable to the borrower). The borrower alternatively may pay the Portfolio a fee for use of the borrowed securities. The Portfolio would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Manager to be of good standing, and when, in the judgment of the Manager, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer. If the Manager determines to make loans, it is not intended that the value of the securities loaned by the Portfolio would exceed 33 1/3% of the value of its net assets.



REPURCHASE AGREEMENTS


         Repurchase agreements may be entered into only with member banks of the Federal Reserve System or "primary dealers" (as designated by the Federal Reserve Bank of New York) in U.S. government securities. Under the terms of a typical repurchase agreement, the Portfolio would acquire an underlying debt instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase and the Portfolio to resell the instrument at a fixed price and time, thereby determining the yield during the Portfolio's holding period. This results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. All repurchase agreements entered into by the Portfolio shall be fully collateralized at all times during the period of the agreement in that the value of the underlying security shall be at least equal to the amount of the loan, including the accrued interest thereon, and the Portfolio or its custodian or sub-custodian shall have control of the collateral, which the Manager believes will give the Portfolio a valid, perfected security interest in the collateral. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Manager believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. Repurchase agreements will give rise to income which will not qualify as tax-exempt income when distributed by the Portfolio. The Portfolio will not invest in a repurchase agreement maturing in more than seven days if any such investment together with illiquid securities held by the Portfolio exceed 10% of the Portfolio's total net assets.


PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS

         The Portfolio may invest up to 10% of its net assets in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price.



                            INVESTMENT RESTRICTIONS

         The Portfolio has adopted the following policies which may not be changed without approval by holders of a majority of the outstanding voting securities of the Portfolio, which as used in Part B of this Registration Statement means the vote of the lesser of (i) voting securities representing 67% or more of the voting power of the Portfolio present at a meeting at which holders of voting securities representing more than 50% of the voting power of the Portfolio are present or represented by proxy, or (ii) voting securities representing more than 50% of the voting power of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

         The Portfolio may not:

(1) borrow money except to the extent such borrowing is not prohibited by the 1940 Act and exemptive orders granted under such Act.

(2) underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one or more investment companies to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a portfolio security.

(3) purchase or sell real estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, futures contract and forward contract) in the ordinary course of its business. The Portfolio reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, futures contract and forward contract) acquired as a result of the ownership of securities.

(4) issue any senior securities except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act. For purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract and futures contract and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security.

(5) make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

(6) purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry.

         As a non-fundamental policy, the Portfolio will not acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. This policy may be changed by the Board of Trustees of the Trust.


         PERCENTAGE AND RATING RESTRICTIONS. If a percentage restriction or a rating restriction (other than a restriction as to borrowing) on investment or utilization of assets set forth above or referred to elsewhere in this Registration Statement is adhered to at the time an investment is made or assets are so utilized, a later change in circumstances is not considered a violation of policy.



Item 13.  Management of the Portfolio.


TRUSTEES AND EXECUTIVE OFFICERS

         The Portfolio is supervised by a Board of Trustees. A majority of the Trustees are not affiliated with the Manager. The Trustees and officers of the Trust, their ages, their principal occupations during the past five years (their titles may have varied during that period), the number of investment companies associated with Citigroup, Inc. ("Citigroup") the Trustees oversee, and other directorships they hold are set forth below. The address of each Trustee and officer is 125 Broad Street, New York, New York 10004.





         An asterisk in the table below identifies those Trustees and officers who are "interested persons" of the Trust as defined in the 1940 Act. Each Trustee and officer of the Portfolio noted as an interested person is interested by virtue of that individual's position with Citigroup or its affiliates described in the table below.



                                                                                                 NUMBER OF
                                                                                                 INVESTMENT
                                                                                                 COMPANIES
                                                                                                 ASSOCIATED WITH
                                    POSITION HELD                                                CITIGROUP
                                    AND LENGTH OF     PRINCIPAL OCCUPATION DURING PAST 5         OVERSEEN BY
NAME AND AGE                        TIME SERVED       YEARS AND OTHER DIRECTORSHIPS HELD         TRUSTEE

Interested Trustee

R. Jay Gerken*; 51                  Chairman of       Managing Director, Salomon Smith           226
                                    the Board of      Barney Inc. ("Salomon Smith
                                    Trustees since    Barney") (since 1996).
                                    2002
Disinterested Trustees

Elliott J. Berv; 59                 Trustee since     President and Chief Operations             35
                                    1991              Officer, Landmark City (Real Estate
                                                      Development)(since 2002); Board
                                                      Member, American Identity Corp.

                                                                                                 NUMBER OF
                                                                                                 INVESTMENT
                                                                                                 COMPANIES
                                                                                                 ASSOCIATED WITH
                                    POSITION HELD                                                CITIGROUP
                                    AND LENGTH OF     PRINCIPAL OCCUPATION DURING PAST 5         OVERSEEN BY
NAME AND AGE                        TIME SERVED       YEARS AND OTHER DIRECTORSHIPS HELD         TRUSTEE

                                                      (doing business as Morpheus
                                                      Technologies)(Biometric Information
                                                      Management) (since 2001; consultant
                                                      since 1999); Director, Lapoint
                                                      Industries (Industrial Filter Company)
                                                      (since 2002); Executive Vice
                                                      President and Chief Operations
                                                      Officer, DigiGym Systems (On-line
                                                      Personal Training Systems) (since
                                                      2001); President, Catalyst
                                                      (Consulting) (since 1984); Director,
                                                      Alzheimer's Association (New
                                                      England Chapter)(since 1998).

Donald M. Carlton; 65               Trustee since     Director, American Electric Power          30
                                    2001              (Electric Utility) (since 1999);
                                                      Director, Valero Energy (Petroleum
                                                      Refining)(since 1999); Consultant,
                                                      URS Corporation (Engineering) (since
                                                      1999); Director, National Instruments
                                                      Corp.(Technology) (since 1994);
                                                      former Chief Executive Officer,
                                                      Radian International L.L.C.
                                                      (Engineering) (from 1996 to 1998);
                                                      Member of Management Committee,
                                                      Signature Science (Research and
                                                      Development) (since 2000).

A. Benton Cocanougher; 64           Trustee since     Dean Emeritus and Wiley Professor,         30
                                    2001              Texas A&M University (since 2001);
                                                      former Dean and Professor of
                                                      Marketing, College and Graduate
                                                      School of Business of Texas A&M
                                                      University (from 1987 to  2001);
                                                      former Director, Randall's Food
                                                      Markets, Inc. (from 1990 to 1999);
                                                      former Director, First American Bank
                                                      and First American Savings Bank
                                                      (from 1994 to 1999).

Mark T. Finn; 59                    Trustee since     Chairman and Owner, Vantage                35
                                    2001              Consulting Group, Inc. (Investment
                                                      Advisory and Consulting Firm) (since
                                                      1988); former Vice Chairman and
                                                      Chief Operating Officer, Lindner
                                                      Asset Management Company (Mutual
                                                      Fund Company) (from March 1999 to

                                                                                                 NUMBER OF
                                                                                                 INVESTMENT
                                                                                                 COMPANIES
                                                                                                 ASSOCIATED WITH
                                    POSITION HELD                                                CITIGROUP
                                    AND LENGTH OF     PRINCIPAL OCCUPATION DURING PAST 5         OVERSEEN BY
NAME AND AGE                        TIME SERVED       YEARS AND OTHER DIRECTORSHIPS HELD         TRUSTEE

                                                      2001); former President and Director,
                                                      Delta Financial, Inc. (Investment
                                                      Advisory Firm) (from 1983 to 1999);
                                                      former General Partner and
                                                      Shareholder, Greenwich Ventures LLC
                                                      (Investment Partnership) (from 1996
                                                      to 2001); former President, Secretary,
                                                      and Owner, Phoenix Trading Co.
                                                      (Commodity Trading Advisory Firm)
                                                      (from 1997 to 2000).

Stephen Randolph Gross; 55          Trustee since     Partner, Capital Investment Advisory       30
                                    2001              Partners (Consulting) (since January
                                                      2000); Director, United Telesis, Inc.
                                                      (Telecommunications) (since 1997);
                                                      former Managing Director,
                                                      Fountainhead Ventures, LLC
                                                      (Consulting) (from 1998 to 2002);
                                                      Director, ebank.com, Inc. (since
                                                      1997); Director, Andersen Calhoun
                                                      (Assisted Living) (since 1987);
                                                      Secretary, Carint N.A.
                                                      (Manufacturing)(since 1988); former
                                                      Treasurer, Hank Aaron Enterprises
                                                      (Fast Food Franchise)(from 1985 to
                                                      2001); Chairman, Gross, Collins &
                                                      Cress, P.C. (Accounting Firm)(since
                                                      1980); Treasurer, Coventry Limited,
                                                      Inc. (since 1985); former Director,
                                                      Charter Bank, Inc. (from 1987 to
                                                      1997); former Director, Yu Save, Inc.
                                                      (Internet Company) (from 1998 to
                                                      2000).  Director, former Director,
                                                      Hotpalm.com, Inc. (Wireless
                                                      Applications) (from 1998 to 2000);
                                                      former Director, Ikon Ventures, Inc.
                                                      (from 1997 to 1998).

Diana R. Harrington; 62             Trustee since     Professor, Babson College (since           35
                                    2001              1992); former Trustee, The Highland
                                                      Family of Funds (Investment
                                                      Company) (from March 1997 to
                                                      March 1998).

Susan B. Kerley; 51                 Trustee since     Consultant, Strategic Management           35
                                    2001              Advisors, LLC/Global Research
                                                      Associates, Inc. (Investment
                                                      Consulting) (since 1990); Director,

                                                                                                 NUMBER OF
                                                                                                 INVESTMENT
                                                                                                 COMPANIES
                                                                                                 ASSOCIATED WITH
                                    POSITION HELD                                                CITIGROUP
                                    AND LENGTH OF     PRINCIPAL OCCUPATION DURING PAST 5         OVERSEEN BY
NAME AND AGE                        TIME SERVED       YEARS AND OTHER DIRECTORSHIPS HELD         TRUSTEE

                                                      Eclipse Funds (currently supervises 17
                                                      investment companies in fund
                                                      complex) (since 1990).

Alan G. Merten; 61                  Trustee since     President, George Mason University         30
                                    2001              (since 1996); Director, Comshare, Inc.
                                                      (Information Technology) (since
                                                      1985); former Director, Indus
                                                      (Information Technology)(from 1995
                                                      to 1999).

C. Oscar Morong, Jr.; 67            Trustee since     Managing Director, Morong Capital          35
                                    2001              Management (since 1993); former
                                                      Director, Indonesia Fund (Closed End
                                                      Fund) (from 1990 to 1999); Trustee,
                                                      Morgan Stanley Institutional Fund
                                                      (currently supervises 75 investment
                                                      companies in fund complex) (since
                                                      1993).

R. Richardson Pettit; 60            Trustee since     Professor of Finance, University of        30
                                    2001              Houston (since 1977); Independent
                                                      Consultant (since 1984).

Walter E. Robb, III; 75             Trustee since     Director, John Boyle & Co., Inc.           35
                                    1991              (Textiles) (since 1999); President,
                                                      Benchmark Consulting Group, Inc.
                                                      (Service Company) (since 1991);
                                                      Director, Harbor Sweets, Inc. (Candy)
                                                      (since 1990); Sole Proprietor, Robb
                                                      Associates (Consulting) (since 1978);
                                                      Director, W.A. Wilde Co. (Direct
                                                      Media Marketing) (since 1982);
                                                      Director, Alpha Grainger
                                                      Manufacturing, Inc. (Electronics)
                                                      (since 1983); Co-owner, Kedron
                                                      Design (Gifts) (since 1978); former
                                                      Trustee, MFS Family of Funds
                                                      (Investment Company) (from 1985 to
                                                      2001); former President and
                                                      Treasurer, Benchmark Advisors, Inc.
                                                      (Financial Consulting) (from 1989 to
                                                      2000); Harvard Club of Boston (Audit
                                                      Committee) (since 2001).

Officers

R. Jay Gerken*; 51                  President and     Managing Director, Salomon Smith           N/A
                                    Chief             Barney (since 1996).

                                                                                                 NUMBER OF
                                                                                                 INVESTMENT
                                                                                                 COMPANIES
                                                                                                 ASSOCIATED WITH
                                    POSITION HELD                                                CITIGROUP
                                    AND LENGTH OF     PRINCIPAL OCCUPATION DURING PAST 5         OVERSEEN BY
NAME AND AGE                        TIME SERVED       YEARS AND OTHER DIRECTORSHIPS HELD         TRUSTEE

                                    Executive
                                    Officer since
                                    2002

Lewis E. Daidone*; 45               Senior Vice       Managing Director, Salomon Smith           N/A
                                    President and     Barney (since 1990); Chief Financial
                                    Chief             Officer, Smith Barney Mutual Funds;
                                    Administrative    Director and Senior Vice President,
                                    Officer since     Smith Barney Fund Management LLC
                                    2000              and Travelers Investment Advisor.

Irving David*; 42                   Treasurer since   Director, Salomon Smith Barney             N/A
                                    2002              (since 1997); former Assistant
                                                      Treasurer, First Investment
                                                      Management Company (from 1988 to
                                                      1994).

Frances Guggino*; 45                Controller        Vice President, Citigroup Asset            N/A
                                    since 2002        Management (since 1991).

Andrew Beagley*; 40                 Chief Anti-       Director, Salomon Smith Barney             N/A
                                    Money             (since 2000); Director of Compliance,
                                    Laundering        North America, Citigroup Asset
                                    Compliance        Management (since 2000); Director of
                                    Officer since     Compliance, Europe, the Middle East
                                    2002              and Africa, Citigroup Asset
                                                      Management (from 1999 to 2000);
                                                      Compliance Officer, Salomon
                                                      Brothers Asset Management Limited,
                                                      Smith Barney Global Capital
                                                      Management Inc., Salomon Brothers
                                                      Asset Management Asia Pacific
                                                      Limited (from 1997 to 1999).

Marianne Motley*; 43                Assistant         Director, Mutual Fund Administration       N/A
                                    Treasurer since   for Salomon Smith Barney (since 1994).
                                    2000

Robert I. Frenkel*; 48              Secretary since   Managing Director and General              N/A
                                    2000              Counsel, Global Mutual Funds for
                                                      Citigroup Asset Management (since
                                                      1994).

Thomas C. Mandia*; 40               Assistant         Director and Deputy General Counsel,       N/A
                                    Secretary since   Citigroup Asset Management (since
                                    2000              1992).

Rosemary D. Emmens*; 33             Assistant         Vice President and Associate General       N/A
                                    Secretary since   Counsel, Citigroup Asset Management
                                    2000              (since 1998); Counsel, The Dreyfus
                                                      Corporation (from 1995 to 1998).


                                                                                                 NUMBER OF
                                                                                                 INVESTMENT
                                                                                                 COMPANIES
                                                                                                 ASSOCIATED WITH
                                    POSITION HELD                                                CITIGROUP
                                    AND LENGTH OF     PRINCIPAL OCCUPATION DURING PAST 5         OVERSEEN BY
NAME AND AGE                        TIME SERVED       YEARS AND OTHER DIRECTORSHIPS HELD         TRUSTEE

Harris Goldblat*; 33                Assistant         Associate General Counsel, Citigroup       N/A
                                    Secretary since   Asset Management (since 2000);
                                    2000              Associate, Stroock & Stroock & Lavan
                                                      LLP (from 1997 to 2000).

Joseph Volpe*; 40                   Assistant         Vice President, Citigroup Asset            N/A
                                    Controller        Management (since 1992).
                                    since 2002

Joseph Genco*; 34                   Assistant         Assistant Vice President, Citigroup        N/A
                                    Controller        Asset Management (since 1997).
                                    since 2002




         The Board of Trustees has a standing Audit Committee comprised of all of the Trustees who are not "interested persons" of the Portfolio, within the meaning of the 1940 Act. The Audit Committee met two times during the year ended August 31, 2002, to review the internal and external accounting procedures of the Portfolio and, among other things, to consider the selection of independent certified public accountants for the Portfolio, to approve all significant services proposed to be performed by the accountants, and to consider the possible effect of such services on their independence.

         The Board of Trustees also has a standing Governance Committee. All Trustees who are not "interested persons" of the Portfolio are members of the Governance Committee. The Governance Committee is responsible for, among other things, recommending candidates to fill vacancies on the Board. The Governance Committee met four times during the fiscal year ended August 31, 2002. The Governance Committee does not have a procedure to consider nominees recommended by investors.

         Because only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), may make investments in the Portfolio, no Trustee owns any interest in the Portfolio. The following table shows the amount of equity securities owned by the Trustees in the other investment companies associated with Citigroup supervised by the Trustees as of December 31, 2001:








                                                                       AGGREGATE DOLLAR
                                                                        RANGE OF EQUITY
                                                                         SECURITIES IN
                                                                           INVESTMENT
                                                                           COMPANIES
                                        DOLLAR RANGE OF EQUITY          ASSOCIATED WITH
                                         SECURITIES IN THE              CITIGROUP OVERSEEN
         NAME OF TRUSTEE                     PORTFOLIO                    BY THE TRUSTEE
         INTERESTED TRUSTEE

         R. Jay Gerken *                          none                       none

         DISINTERESTED TRUSTEES

         Elliott J. Berv                          none                       none

         Donald M. Carlton                        none                  $10,001-$50,000

         A. Benton Cocanougher                    none                    $1-$10,000

         Mark T. Finn                             none                    $1-$10,000

         Stephen Randolph Gross                   none                       none

         Diana R. Harrington                      none                  $10,001-$50,000

         Susan B. Kerley                          none                    $1-$10,000

         Alan G. Merten                           none                    $1-$10,000

         C. Oscar Morong, Jr.                     none                    $1-$10,000

         R. Richardson Pettit                     none                       none

         Walter E. Robb, III                      none                 $50,001-$100,000


         ______________
         * R. Jay Gerken became a Trustee of the Portfolio as of March 1, 2002.
         The information in the table above sets forth his ownership of securities in investment companies in the Citigroup Fund complex as of
         December 31, 2001, prior to his appointment to the Board of Trustees.



        None of the disinterested Trustees or their family members had any interest in the Manager, Salomon Smith Barney, and any person directly or indirectly controlling, controlled by, or under common control with the Manager or Salomon Smith Barney as of December 31, 2001.

         Information regarding compensation paid to the Trustees for the fiscal year ended August 31, 2002 is set forth below. Mr. Gerken is not compensated for his services as Trustee because of his affiliation with the Manager.

         Each fund in the Citigroup Fund complex pays a pro rata share of Trustee fees based on asset size. The Portfolio currently pays each of the Trustees who is not a director, officer or employee of the Manager or any of its affiliates its pro rata share of $40,000 plus $7,500 for each Board of Trustees meeting attended, $2,500 for each special Board meeting attended, and $100 for each telephonic Board meeting in which that Trustee participates. In addition, the Portfolio will reimburse these Trustees for travel and out-of-pocket expenses incurred in connection with Board of Trustees meetings.




                           TRUSTEE COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------
                                                                                 TOTAL
                                                                              COMPENSATION
                                              PENSION OR                         FROM
                                              RETIREMENT        ESTIMATED      PORTFOLIO       NUMBER OF
                              AGGREGATE     BENEFITS PAID        ANNUAL        AND FUND        FUNDS IN
                            COMPENSATION      AS PART OF        BENEFITS       COMPLEX         COMPLEX
                              FROM THE        PORTFOLIO           UPON         PAID TO        SUPERVISED
TRUSTEE                     PORTFOLIO(1)      EXPENSES(1)      RETIREMENT      TRUSTEE(2)    BY TRUSTEE(2)
--------------------------------------------------------------------------------------------------------------------
INTERESTED TRUSTEES
--------------------------------------------------------------------------------------------------------------------
R. Jay Gerken                   $0              None              None             $0               225
--------------------------------------------------------------------------------------------------------------------
Heath B. McLendon(3)            $0              None              None             $0               N/A
--------------------------------------------------------------------------------------------------------------------
DISINTERESTED TRUSTEES
--------------------------------------------------------------------------------------------------------------------
Elliott J. Berv                 $1,532          None              None             $70,000          34
--------------------------------------------------------------------------------------------------------------------
Donald M. Carlton               $1,536          None              None             $70,000          29
--------------------------------------------------------------------------------------------------------------------
A. Benton Cocanougher           $1,536          None              None             $70,100          29
--------------------------------------------------------------------------------------------------------------------
Mark T. Finn                    $1,532          None              None             $72,500          34
--------------------------------------------------------------------------------------------------------------------
Riley C. Gilley(3)              $1,063          $17,500           $70,000          $47,500          N/A
--------------------------------------------------------------------------------------------------------------------
Stephen Randolph Gross          $1,536          None              None             $72,500          29
--------------------------------------------------------------------------------------------------------------------
Diana R. Harrington             $1,532          None              None             $72,500          34
--------------------------------------------------------------------------------------------------------------------
Susan B. Kerley                 $1,532          None              None             $72,500          34
--------------------------------------------------------------------------------------------------------------------
Alan G. Merten                  $1,536          None              None             $70,000          29
--------------------------------------------------------------------------------------------------------------------
C. Oscar Morong, Jr.            $1,926          None              None             $90,500          34
--------------------------------------------------------------------------------------------------------------------
R. Richardson Pettit            $1,536          None              None             $72,500          29
--------------------------------------------------------------------------------------------------------------------
Walter E. Robb, III             $1,532          None              None             $72,500          34
--------------------------------------------------------------------------------------------------------------------
E. Kirby Warren(3)              $1,199          $17,500           $70,000          $90,400          N/A

-------------------------------------------
(1)  Information for the fiscal year ended on August 31, 2002.
(2)  Information is for the year ending December 31, 2002.
(3) Messrs. Warren and Gilley, former Trustees of the Trust, retired as of June 30, 2002. Aggregate compensation paid to Messrs. Warren and
     Gilley is for the period from September 1, 2001 to June 30, 2002. Mr. McLendon resigned as Trustee of the Trust as of September 13, 2002. Mr. McLendon did not receive any compensation from the Trust for the fiscal year ended August 31, 2002, as he was affiliated with the Manager.

         The Trustees of the Portfolio have adopted a Retirement Plan for all Trustees who are not "interested persons" of the Portfolio within the meaning of the 1940 Act. Under the Plan, all Trustees are required to retire from the Board as of the last day of the calendar year in which the applicable Trustee attains age 75 (certain Trustees who have already attained age 75 when the Plan was adopted are required to retire effective December 31, 2003). Trustees may retire under the Plan before attaining the mandatory retirement age. Trustees who have served as Trustee of the Portfolio or any of the investment companies associated with Citigroup for at least ten years when they retire are eligible to receive the maximum retirement benefit under the Plan. The maximum retirement benefit is an amount equal to five times the amount of retainer and regular meeting fees payable to a Trustee during the calendar year ending on or immediately prior to the applicable Trustee's retirement. Amounts under the Plan may be paid in installments or in a lump sum (discounted to present value). Benefits under the Plan are unfunded. Two former Trustees are currently receiving payments under the Retirement Plan. The amount of benefits to be paid under the Retirement Plan cannot currently be determined for current Trustees.






         Officers receive no compensation from the Portfolio, although they may be reimbursed for reasonable travel expenses for attending meetings of the Board of Trustees.





         The Portfolio's Declaration of Trust provides that the Portfolio will indemnify the Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, (as opposed to a full trial-type inquiry) by vote of a majority of disinterested Trustees or in a written opinion of legal counsel chosen by a majority of the Trustees, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. Rights to indemnification or insurance cannot be limited retroactively.

         In approving the investment management agreement with the Manager (the "Management Agreement"), the Board, including the independent Trustees, considered the reasonableness of the advisory fee in light of the extent and quality of the advisory services provided and any additional benefits received by the Manager or its affiliates in connection with providing services to the Portfolio, compared the fees charged by the Manager to those paid by similar funds or clients for comparable services, and analyzed the expenses incurred by the Manager with respect to the Portfolio. The Board also considered the Portfolio's performance relative to a selected peer group and to other benchmarks, the expense ratio of the Portfolio in comparison to other funds of comparable size, and other factors. In addition, the Trustees considered information received at regular meetings throughout the year related to the performance and Manager services, and benefits potentially accruing to the Manager and its affiliates from securities lending, administrative and brokerage relationships with affiliates of the Manager, as well as research services received by the Manager from broker-dealers who execute transactions on behalf of the Portfolio. After requesting and reviewing such information as they deemed necessary, the Board concluded that the continuation of the Management Agreement was in the best interests of the Portfolio and its investors. The independent Trustees were advised by separate independent legal counsel throughout the process.

         The Portfolio, the Manager and the placement agent for the Portfolio each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code to invest in securities, including securities that may be purchased or held by the Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions.


Item 14.  Control Persons and Principal Holders of Securities.

         Citi Premium U.S. Treasury Reserves, a series of CitiFunds Premium Trust, Citi U.S. Treasury Reserves, a series of CitiFunds Trust III and Citi Institutional U.S. Treasury Reserves, a series of CitiFunds Institutional Trust (the "Funds"), own all of the beneficial interests in the Portfolio. The following is a list of the record holders of beneficial interests in the
Portfolio:


                                                        BENEFICIAL INTEREST
        NAME OF RECORD HOLDER                           (AS OF 12/17/02)
        ---------------------------------------------------------------------

        Citi U.S. Treasury Reserves                              18.0%
        Citi Premium U.S. Treasury Reserves                      31.9%
        Citi Institutional U.S. Treasury Reserves                50.1%

         The Funds are registered investment companies which have informed the Portfolio that whenever requested to vote on matters pertaining to the Portfolio (other than a vote to continue the Portfolio following the withdrawal of an investor) each will either hold a meeting of shareholders and will cast its vote in accordance with shareholder instructions, or otherwise in accordance with applicable law. If a Fund calls a meeting of its shareholders, to the extent that Fund does not receive instructions from its shareholders, the Fund will vote its shares in the Portfolio in the same proportion as the vote of shareholders who do give voting instructions. Alternatively, without seeking instructions from its shareholders, a Fund could vote its shares in the Portfolio in proportion to the vote of all the other investors in the Portfolio.


Item 15.  Investment Advisory and Other Services.

         Citi Fund Management manages the assets of the Portfolio pursuant to an investment management agreement (the "Management Agreement"). Subject to such policies as the Board of Trustees of the Portfolio may determine, the Manager manages the securities of and makes investment decisions for the Portfolio. The Manager furnishes at its own expense all services, facilities and personnel necessary in connection with managing investments and effecting securities transactions for the Portfolio. The Management Agreement provides that the Manager may delegate the daily management of the securities of the Portfolio to one or more subadvisers.

         Unless otherwise terminated, the Management Agreement will continue in effect for an initial two year period and thereafter will continue indefinitely as long as such continuance is specifically approved at least annually by the Portfolio's Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio, and, in either case, by a majority of the Trustees of the Portfolio who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

         The Manager provides the Portfolio with general office facilities and supervises the overall administration of the Portfolio, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the Portfolio's independent contractors and agents; and arranging for the maintenance of books and records of the Portfolio. Trustees, officers, and investors in the Portfolio are or may be or may become interested in the Manager, as directors, officers, employees, or otherwise and directors, officers and employees of the Manager are or may become similarly interested in the Portfolio.

         The Management Agreement provides that the Manager may render services to others. The Management Agreement is terminable by the Portfolio without penalty on not more than 60 days' nor less than 30 days' written notice when authorized either by a vote of holders of shares representing a majority of the voting power of the outstanding voting securities of the Portfolio or by a vote of a majority of its Trustees, or by the Manager on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Management Agreement.

      For its services under the Management Agreement, the Manager is entitled to receive a fee, which is accrued daily and paid monthly, of 0.15% of the Portfolio's average daily net assets on an annualized basis for the Portfolio's then-current fiscal year.



         For the fiscal year ended August 31, 2000, and for the period from September 1, 2000 to March 31, 2001, the fees paid to Citi Fund Management's predecessor, Citibank, under a prior Advisory Agreement, after waivers, were $858,454 and $624,623, respectively. For the periods from April 1, 2001 to August 31, 2001, and from September 1, 2001 to December 31, 2001 the fees paid to the Manager under a prior Management Agreement, after waivers, were $462,644 and $395,703, respectively. For the period from January 1, 2002 to August 31, 2002, the fees paid by the Portfolio to the Manager under its current Management Agreement were $793,098.







         Prior to December 31, 2001, the Portfolio received administrative services under separate Administrative Services Agreements. For the period from January 1, 2001 to August 31, 2001, and for the period from September 1, 2001 to December 31, 2001, the Portfolio's Administrator was Smith Barney Fund Management LLC. Fees payable to Smith Barney Fund Management under the Administrative Services Agreement were voluntarily waived. For the fiscal year ended August 31, 2000 and for the period from September 1, 2000 to December 31, 2000, CFBDS, Inc. provided administrative services to the Portfolio. CFBDS received a fee accrued daily and paid monthly at an annual rate not exceeding 0.05% of the average daily net assets of the Portfolio on an annualized basis for the Portfolio's then-current fiscal year. The fees payable to CFBDS were also voluntarily waived.

         The Portfolio has entered into a Transfer Agency and Service Agreement with Citicorp Trust Bank, fsb ("Citicorp Trust") pursuant to which Citicorp Trust acts as transfer agent for the Portfolio. Under the Transfer Agency and Service Agreement, Citicorp Trust maintains the account records for the Portfolio, handles certain communications between investors and the Portfolio and distributes distributions payable by the Portfolio. The principal business address of Citicorp Trust is 125 Broad Street, New York, New York 10004.

         The Portfolio has entered into a Custodian Agreement with State Street Bank and Trust Company ("State Street") pursuant to which State Street acts as custodian and provides fund accounting services for the Portfolio. Among other things, State Street calculates the daily net asset value for the Portfolio. Securities held for the Portfolio may be held by a sub-custodian bank approved by the Portfolio's Trustees. The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110.


         KPMG LLP are the independent auditors for the Portfolio. The principal business address of KPMG LLP is 757 Third Avenue, New York, New York 10017.

Item 16.  Brokerage Allocation and Other Practices.

         The Portfolio's purchases and sales of portfolio securities usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. The Portfolio does not anticipate paying brokerage commissions. Any transaction for which the Portfolio pays a brokerage commission will be effected at the best execution available. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price.

         Allocation of transactions, including their frequency, to various dealers is determined by the Manager in its best judgment and in a manner deemed to be in the best interest of investors in the Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

         Investment decisions for the Portfolio are made independently from those for any other account, series or investment company that is or may in the future become managed by the Manager or its affiliates. If, however, the Portfolio and other investment companies, series or accounts managed by the Manager are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by the Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for the Portfolio and for other investment companies or series managed by the Manager occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.


         Portfolio transactions may be executed with the Manager, or with any affiliate of the Manager, acting either as principal or as broker, subject to applicable law. No commissions on portfolio transactions were paid by any Portfolio during the fiscal year ended August 31, 2002 to the Manager or any affiliate of the Manager.


Item 17.  Capital Stock and Other Securities.


         The Portfolio is organized as a trust under the laws of the State of New York. Under its Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable. Investments in the Portfolio may not be transferred without prior written consent of the Trustees.


         The Trustees of the Trust may require the Trust to redeem the interests of any investors in the Portfolio under certain circumstances. Any such redemption will be conducted pursuant to the terms of the Declaration of Trust.

         Each investor is entitled to a vote in proportion to the value of its beneficial interest in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio holds special meetings of investors when it is required to do so by law, or in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative vote of a majority of the outstanding voting securities of the Portfolio.

         The Portfolio may merge or consolidate with or may sell, lease or exchange all or substantially all of its assets to another operating entity, if approved by interests representing a majority of the voting power of the outstanding interests in the Portfolio, or by the written consent, without a meeting of the holders of interests representing a majority of the voting power of the outstanding interests in the Portfolio. The Trustees of the Portfolio may reorganize or reincorporate the Portfolio into a newly created entity without the vote or consent of its investors. The Portfolio may also be terminated at any time by the affirmative vote of two-thirds of the voting power representing the outstanding interests of the Portfolio or by the Trustees of the Portfolio by written notice to its investors.




         The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually, but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each business day. At 2:00 pm., Eastern time, on each such business day, the value of each investor's interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio effective for that day. Any additions or withdrawals that are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 2:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 2:00 pm., Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 2:00 p.m., Eastern time, on the following business day of the Portfolio.


Item 18.  Purchase, Redemption and Pricing of Securities.

         Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio normally determines its net asset value as of 2:00 p.m., Eastern time, on each day on which the NYSE is open for trading. As of the date of this Registration Statement, the NYSE will be open for trading every weekday except in the event of an emergency or for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order. On days when the financial markets in which the Portfolio invests close early, the Portfolio's net asset value may be determined as of the earlier close of these markets.


         The securities held by the Portfolio are valued at their amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If fluctuating interest rates or other factors cause the market value of the securities held by the Portfolio to deviate more than 1/2 of 1% from their value determined on the basis of amortized cost, the Portfolio's Board of Trustees will consider whether any action should be initiated, as described in the following paragraph. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.


         Pursuant to the rules of the SEC, the Portfolio's Board of Trustees has established procedures to stabilize the value of the Portfolio's net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, the Portfolio's Board of Trustees would consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include withdrawal in kind, selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations. The Portfolio maintains a dollar-weighted average maturity of 90 days or less, does not purchase any instrument with a remaining maturity greater than 397 days, limits its investments to those U.S. dollar-denominated instruments that have been determined by or on behalf of the Manager to present minimal credit risks and complies with certain reporting and recordkeeping procedures. The Portfolio has also established procedures to ensure that securities purchased by it meet its high quality criteria.


         Subject to compliance with applicable regulations, the Portfolio has reserved the right to pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being sold. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

         The Portfolio may suspend the right of redemption or postpone the date of payment for beneficial interests in the Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the NYSE is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

Item 19. Taxation of the Portfolio.

         The Portfolio is organized as a trust under New York law. The Portfolio has determined, on the basis in part of an opinion of special tax counsel, that it is properly treated as a partnership for federal income tax and New York tax purposes. The Declaration of Trust provides that the Trustees shall have the power to take all actions and to execute all forms and other documents that they determine, in their sole discretion, to be necessary to achieve such treatment. Accordingly, the Portfolio is not subject to any income tax, but each investor in the Portfolio must take into account its share of the Portfolio's ordinary income, expenses, capital gains or losses, credits and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Portfolio and the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         The Portfolio's tax year-end is August 31. Although, as described above, the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

         The Portfolio believes that, in the case of an investor in the Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and should be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether the Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

         In order to enable an investor in the Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to the nature of the Portfolio's gross income and the composition (diversification) of the Portfolio's assets as if those requirements were directly applicable to the Portfolio, and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

         The Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income (including net investment income derived from interest on U.S. Treasury obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable Treasury regulations.

         To the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in the Portfolio, the investor will generally recognize gain for federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from Federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

         Portfolio income allocated to investors that is derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. The Portfolio intends to advise investors of the extent, if any, to which its income consists of such interest. Investors are urged to consult their tax advisers regarding the possible exclusion of such portion of the income allocated to them by the Portfolio for state and local income tax purposes.

         There are certain tax issues which will be relevant to only certain of the Portfolio's investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met.

         The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the Portfolio.


Item 20.  Underwriters.

         The exclusive placement agent for the Portfolio is Salomon Smith Barney Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.


Item 21.  Calculations of Performance Data.

         Not applicable.


Item 22.  Financial Statements.


         The financial statements contained in the Annual Report of the Portfolio, as filed with the Securities and Exchange Commission on November 1, 2002 (Accession Number 0000930413-02-003130), for the fiscal year ended August 31, 2002 are incorporated by reference into this Part B.


         A copy of the Annual Report of the Portfolio accompanies this Part B.

                                     PART C


Item 23. Exhibits.
-----------------


***     a       Amended and Restated Declaration of Trust of the Registrant

***     b       By-Laws of the Registrant

        d Management Agreement between the Registrant and Citi Fund Management Inc., as manager

        e Form of Placement Agency Agreement by and between Registrant and Salomon Smith Barney Inc.

*       g       Custodian Contract between the Registrant and State Street
                Bank and Trust Company ("State Street"), as custodian

        h(1) Form of Transfer Agency and Services Agreement between the Registrant and Citicorp Trust Bank, fsb (formerly Travelers Bank & Trust, fsb, formerly Citi Fiduciary Trust, formerly Smith Barney Private Trust Company), as transfer agent

        h(2)    Letter Agreement to Transfer Agency and Services Agreement

**      p       Codes of Ethics

-------------------------------------------------------------
* Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-6277) as filed with the Securities and Exchange Commission on December 30, 1996.
** Incorporated herein by reference to the Registration Statement for Institutional Portfolio on Form N-1A (File No. 811-10407) as filed with the Securities and Exchange Commission on June 8, 2001.
*** Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-6277) as filed with the Securities and Exchange Commission on December 31, 2001.

Item 24.  Persons Controlled by or under Common Control with Registrant.
-----------------------------------------------------------------------

         Not applicable.

Item 25. Indemnification.
------------------------

         Reference is hereby made to (a) Article V of the Registrant's Amended and Restated Declaration of Trust, incorporated herein by reference as an exhibit to its Registration Statement on Form N-1A and (b) Section 4 of the Placement Agency Agreement by and between the Registrant and Salmon Smith Barney Inc. filed as an exhibit hereto.

         The Trustees and officers of the Registrant and the personnel of the Registrant's manager are insured under errors and omissions liability insurance policies. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 26.  Business and Other Connections of Investment Adviser.
--------------------------------------------------------------

         Manager - Citi Fund Management Inc. ("Citi Fund Management") was incorporated in January, 2001 under the laws of the State of Delaware. Citi Fund Management is a wholly owned subsidiary of Smith Barney Fund Management LLC, which in turn is a wholly owned subsidiary of Salomon Smith Barney Holdings Inc., which in turn is a wholly owned subsidiary of Citigroup Inc.

         Citi Fund Management is registered as an investment adviser under the Investment Advisers Act of 1940. The list required by this Item 26 of officers and directors of Citi Fund Management together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Part I of Form ADV filed by Citi Fund Management pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-60004).


Item 27.  Principal Underwriters.
--------------------------------

     (a) Salomon Smith Barney Inc., the Registrant's placement agent, is the distributor for Smith Barney Trust II, CitiFunds Trust III, CitiFunds Premium Trust and CitiFunds Institutional Trust. Salomon Smith Barney Inc. is the placement agent for Institutional Portfolio, Tax Free Reserves Portfolio and Cash Reserves Portfolio.

     Salomon Smith Barney Inc. is also the distributor for the following funds:
Salomon Funds Trust, Smith Barney Small Cap Growth Opportunities Portfolio, Smith Barney Investment Series, High Income Opportunity Fund Inc., Intermediate Municipal Fund, Inc., Smith Barney Small Cap Core Fund, Inc., Smith Barney Investment Trust, The Italy Fund Inc., Managed High Income Portfolio Inc., Managed Municipals Portfolio Inc., Municipal High Income Fund Inc., Citigroup Investments Corporate Loan Fund Inc., Zenix Income Fund Inc., Real Estate Income Fund Inc., Salomon Brothers Capital Fund Inc., Salomon Brothers Investors Value Fund Inc., Salomon Brothers Fund Inc., Salomon Brothers Institutional Series Fund Inc., Salomon Brothers Series Funds Inc., Salomon Brothers Variable Series Funds Inc., Salomon Brothers Opportunity Fund Inc., Salomon Brothers 2008 Worldwide Dollar Government Term Trust, Salomon Brothers High Income Fund, Salomon Brothers High Income Fund II, The Emerging Markets Income Fund Inc., The Emerging Markets Income Fund II Inc., The Emerging Markets Floating Rate Fund Inc., Global Partners Income Fund Inc., Municipal Partners Fund Inc., Municipal Partners Fund II Inc., Consulting Group Capital Markets Funds, Greenwich Street Series Fund, Smith Barney Adjustable Rate Income Fund, Smith Barney Aggressive Growth Fund Inc., Smith Barney Appreciation Fund Inc., Smith Barney Arizona Municipals Fund Inc., Smith Barney California Municipals Fund Inc., Smith Barney Allocation Series Inc., Smith Barney Multiple Discipline Trust, Smith Barney Equity Funds, Smith Barney Fundamental Value Fund Inc., Smith Barney Funds, Inc., Smith Barney Income Funds, Smith Barney Institutional Cash Management Fund, Inc., Smith Barney Investment Funds, Inc., Smith Barney Managed Governments Fund Inc., Smith Barney Managed Municipals Fund Inc., Smith Barney Massachusetts Municipals Fund, Smith Barney Money Funds, Inc., Smith Barney Muni Funds, Smith Barney Municipal Money Market Fund, Inc., Smith Barney Oregon Municipals Fund Inc., Smith Barney Principal Return Fund, Smith Barney Sector Series Inc., Smith Barney Telecommunications Trust, Smith Barney World Funds, Inc., Travelers Series Fund Inc., and various series of unit investment trusts.

     (b) The information required by this Item 27 with respect to each director and officer of Salomon Smith Barney Inc. is incorporated by reference to Schedule A of Form BD filed by Salomon Smith Barney Inc. pursuant to the Securities Exchange Act of 1934 (SEC File No. 812-8510).

     (c) Not applicable.

Item 28.  Location of Accounts and Records.
------------------------------------------

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

      Name                                          Address

Salomon Smith Barney Inc.                     388 Greenwich Street
(placement agent)                             New York, NY 10013


State Street Bank and Trust                   225 Franklin Street
Company (custodian)                           Boston, MA 02110

Citicorp Trust Bank, fsb                      125 Broad Street
(f/k/a Travelers Bank and Trust, fsb)         New York, NY 10004
(transfer agent)

Citi Fund Management Inc.                     100 First Stamford Place
(investment manager)                          Stamford, CT 06902


Item 29.  Management Services.
-----------------------------

         Not applicable.

Item 30.  Undertakings.
----------------------

         Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Stamford, and the State of Connecticut, on the 27th day of December, 2002.


                                      U.S. TREASURY RESERVES PORTFOLIO


                                      By:  /s/ Thomas C. Mandia
                                          ----------------------------
                                           Thomas C. Mandia,
                                           Assistant Secretary

                                 EXHIBIT INDEX


     Exhibit: Description:


     d Management Agreement between the Registrant and Citi Fund Management Inc., as manager

     e Form of Placement Agency Agreement by and between Registrant and Salomon Smith Barney Inc.

     h(1) Form of Transfer Agency and Services Agreement between the Registrant and Citicorp Trust Bank, fsb (formerly Travelers Bank & Trust, fsb, formerly Citi Fiduciary Trust, formerly Smith Barney Private Trust Company)

     h(2)     Letter Agreement to Transfer Agency and Services Agreement